Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This agreement (“Agreement”) is made as of ___________, 2010 by and between 57th Street General Acquisition Corp. (the “Company”) its principal office located at 590 Madison Avenue, 35th Floor, New York New York 10022 and Continental Stock Transfer & Trust Company (“Trustee”) located at 17 Battery Place, New York, New York 10004.

WHEREAS, the Company’s registration statement, as amended, on Form S-1, No. 333-163134 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Morgan Joseph & Co. Inc. (“Morgan Joseph”) is acting as the representative of the underwriters in the IPO pursuant to an underwriting agreement (“Underwriting Agreement”); and

WHEREAS, simultaneously with the IPO, 57th Street GAC Holdings LLC, the sponsor of the Company, will be purchasing an aggregate of 3,000,000 warrants (“Insider Warrants”) from the Company for an aggregate purchase price of $1,500,000; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $48,750,000 of the gross proceeds of the IPO and sale of the Insider Warrants ($56,025,000 if the underwriters over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $0.0001 per share, issued in the IPO as hereinafter provided and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes. A copy of the Colorado Statute is attached hereto and made a part hereof (the aggregate amount to be delivered to the Trustee, including any amounts constituting a tax refund of the Company’s income tax obligation, will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to (A) an advisory fee equal to 1% of the gross proceeds of the IPO (which fee shall be increased to 1.5% if the Company consummates its initial business transaction (“Business Transaction”) with a business or asset introduced to it by Morgan Joseph) (“Advisory Fee”) payable to Morgan Joseph and (B) a contingent fee equal to 2.5% of the aggregate amount of the Property released to the Company (excluding the Advisory Fee) and/or to the target of the Company’s Business Transaction upon consummation of the Company’s Business Transaction payable to Morgan Joseph and such other firms, if any, who are instrumental in advising the Company in connection with the consummation of the Business Transaction (“Contingent Fee”), , in each case, solely upon the consummation of the Company’s Business Transaction and pursuant to the terms of the Underwriting Agreement;

WHEREAS, pursuant to the Underwriting Agreement and certain letter agreements between the Company and 57th Street GAC Holdings LLC, the Company and 57th Street GAC Holdings LLC have agreed that any tax refund received by the Company on its income tax obligation will become a portion of the Property; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

NOW THEREFORE, IT IS AGREED:

1.           Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)           Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Statute, in a segregated trust account (“Trust Account”) established by the Trustee at [_________] and at a brokerage institution selected by the Company that is satisfactory to the Trustee;

(b)           Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)           In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company; provided however, that any portion of the Property constituting a tax refund of the Company’s income tax obligation shall be immediately distributed to the Company’s Public Stockholders, and shall not be invested as otherwise set forth in this paragraph 1(c);

(d)           Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)           Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f)           Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g)           Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)           Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of, and amounts in, the Trust Account, reflecting all receipts and disbursements of the Trust Account; and

(i)           Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A, Exhibit B or Exhibit C hereto, signed on behalf of the Company by its Chief Executive Officer, President or Chairman of the Board and Secretary or Assistant Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 15-month anniversary of the Effective Date of the Registration Statement, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record on such 15-month anniversary date. In the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the 15-month anniversary of the Effective Date of the Registration Statement, following the liquidation of the Property, the Trustee shall keep the Trust Account open until the earlier to occur of (i) twelve (12) months following the date the Property has been distributed to the Public Stockholders; (ii) the Trustee’s receipt of a Termination Letter in a form substantially similar to Exhibit C hereto; or (iii) a notice from the Company’s independent auditors stating that the Company will not be receiving any tax refund on its income tax obligation. The provisions of this paragraph 1(i) may not be modified, amended or deleted under any circumstances.

2.           Limited Distributions of Income from Trust Account.

(a)           Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company from the Trust Account the amount necessary to cover any tax obligation owed by the Company and, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution; provided, however, that if the tax to be paid is a franchise tax, the written request by the Company shall be accompanied by a copy of the annual franchise tax bill from the State of Delaware and a statement of the principal financial officer of the Company setting forth the actual amount payable;

(b)           The limited distributions referred to in paragraph 2(a) above shall be made only from income collected on the Property, and in no event shall cause the amount in the Trust Account to fall below the amount initially deposited into the Trust Account. Except as provided in paragraph 2(a) above, no other distributions from the Trust Account shall be permitted except in accordance with paragraph 1(i) hereof; and

(c)           In all cases, the Company shall promptly provide Morgan Joseph with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3.           Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)           Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board or Chief Executive Officer. In addition, except with respect to its duties under paragraphs 1(i), and 2(a) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)           Subject to the provisions of paragraph 5 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)           Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to paragraph 2(a) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to paragraphs 1(i) solely in connection with the consummation of a Business Transaction and 2(a). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d)           In connection with the vote, if any, of the Company’s stockholders regarding a Business Transaction, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Transaction;

(e)           In connection with the Trustee acting as Paying/Disbursing Agent pursuant to Exhibit B, Exhibit C or Exhibit D, the Company will not give the Trustee disbursement instructions which would be prohibited under this Agreement;

(f)           Promptly after the Advisory Fee and Contingent Fee shall become determinable on a final basis, to provide the Trustee notice in writing (with a copy to Morgan Joseph) of the total amount of the Advisory Fee and Contingent Fee; and

(g)           In the event the Company is entitled to receive a tax refund on its income tax obligation, and promptly after the amount of such refund is determined on a final basis, to provide the Trustee with notice in writing (with a copy to Morgan Joseph) of the amount of such income tax refund.

4.           Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)           Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)           Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)           Change the investment of any Property, other than in compliance with paragraph 1(c);

(d)           Refund any depreciation in principal of any Property;

(e)           Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)           The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)           Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h)           File local, state and/or Federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i)           Pay any taxes on behalf of the Trust Account other than pursuant to paragraph 2(a);

(j)           Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; and

(j)           Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to paragraph 1(i) or 2(a) above.

5.           No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event the Trustee has a claim against the Company under this Agreement, including, without limitation, under paragraph 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

6.           Termination. This Agreement shall terminate as follows:

(a)           If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)           At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to paragraph 3(b).

7.           Miscellaneous.

(a)           The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit E. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. The Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)           This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for paragraph 1(i) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification (other than to correct a typographical error) may be made without the prior written consent of Morgan Joseph, who, along with each other underwriter, the parties specifically agree is and shall be a third party beneficiary for purposes of this Agreement. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)           The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e)           Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson, Chairman, and Frank A. DiPaolo, CFO
Fax No.: (212) 509-5150

if to the Company, to:

57th Street General Acquisition Corp.
590 Madison Avenue, 35th Floor
New York, New York 10022
Attn: Mark D. Klein, Chief Executive Officer
Fax No.: (___) ___-____

in either case with a copy to:

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020
Attn: Tina Pappas, Managing Director
Fax No.: (212) 218-3719

(f)           This Agreement may not be assigned by the Trustee without the prior consent of the Company and Morgan Joseph.

(g)           Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Trustee has a claim against the Company under this Agreement, the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

(h)           For so long as the Property is held in the Trust Account, Morgan Joseph, on behalf of the other underwriters in the IPO, shall be third party beneficiaries, on behalf of itself and such other underwriters, with respect this Agreement and shall be entitled to enforce the terms of this Agreement to the same extent as if it were party to this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

57TH STREET GENERAL ACQUISITION CORP.

By:
Name:
Title:

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the Registration Statement by wire transfer or check	$3,000
Transaction processing fee for disbursements to Company under paragraph 2(a)	Deduction by Trustee from accumulated income following disbursement made to Company under paragraph 2	$250

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson and Frank Di Paolo

Re:           Trust Account No.     -           Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between 57th Street General Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of _________, 2010 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business transaction with Target Business (“Business Transaction”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Transaction (“Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate the Trust Account investments on________________ , and to transfer the proceeds to the above referenced checking account at [Bank] to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust checking account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Transaction has been consummated and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met and (ii) the Company shall deliver to you [(a) [an affidavit] [a certificate] of __________________, which verifies the vote of the Company’s stockholders in connection with the Business Transaction and (b)]1 joint written instructions signed by the Company and Morgan Joseph with respect to the transfer of the funds held in the Trust Account, including the Advisory Fee and Contingent Fee (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

1 Include only if there is a stockholder vote.

In the event that the Business Transaction is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

57TH STREET GENERAL ACQUISITION CORP.

By:
Mark D. Klein, Chief Executive Officer

By:
Paul D. Lapping, Secretary

cc: Morgan Joseph & Co. Inc.

EXHIBIT B

[Letterhead of Company]

[Insert date]
Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson and Frank Di Paolo

Re:           Trust Account No.    -       Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between 57th Street General Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ________, 2010 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Transaction with a Target Company within the time frame specified in the Company’s Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments on ______________2011 and to transfer the total proceeds to the Trust Checking Account at [Bank] to await distribution to the stockholders. The Company has selected ____________ 20 __2as the record date for the purpose of determining the stockholders entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent and to distribute said funds directly to the Company’s stockholders (other than with respect to the initial, or insider shares) in accordance with the terms of the Trust Agreement and the Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated, provided, however, that in the event the Company receives a refund of taxes paid on its income tax obligation, the Trustee agrees to immediately distribute the proceeds of such refund on a pro-rata basis to each stockholder receiving a distribution hereunder.

Very truly yours,

57TH STREET GENERAL ACQUISITION CORP.

By:
Mark D. Klein, Chief Executive Officer

2 Insert date that is 15 months form the effective date of the IPO registration statement.

By:
Paul D. Lapping, Secretary

cc: Morgan Joseph & Co. Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]
Continental Stock Transfer
 & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson and Frank Di Paolo

Re:           Trust Account No.    -       Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between 57th Street General Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ________, 2010 (“Trust Agreement”), this is to advise you that the Company will be receiving a refund of a portion of the taxes it paid to satisfy its income tax obligation.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the proceeds of such tax refund in the Trust Account, and to transfer the total proceeds to the Trust Checking Account at [Bank] for immediate distribution to the Company’s stockholders (the “Former Stockholders”) of record as of the date on which the Company redeemed the shares of common stock sold in its initial public offering. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent and to distribute said funds directly to the Former Stockholders (other than with respect to the initial, or insider shares) in accordance with the terms of the Trust Agreement and the Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

57TH STREET GENERAL ACQUISITION CORP.

By:
Mark D. Klein, Chief Executive Officer

By:
Paul D. Lapping, Secretary

cc: Morgan Joseph & Co. Inc.

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson Cynthia Jordan

Re:           Trust Account No.

Gentlemen:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between 57th Street General Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ___________, 2010 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its tax obligations. The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

57TH STREET GENERAL ACQUISITION CORP.

By:
Mark D. Klein, Chief Executive Officer

By:
Paul D. Lapping, Secretary

cc: Morgan Joseph & Co. Inc.

EXHIBIT E

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

Company:

57th Street General Acquisition Corp.
590 Madison Avenue, 35th Floor
New York, New York 10022
Attn: Mark D. Klein, Chief Executive Officer	(212) 409-2434

Trustee:

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Frank Di Paolo, CFO	(212) 845-3270